UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

LIQUIDGOLF HOLDING CORPORATION

(formerly known as NOMADIC COLLABORATION INTERNATIONAL, INC.)
(Exact name of registrant as specified in its charter)

Nevada	000-27131	88-0381258

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1017 W. Orange Blossom Trial, Apopka, Florida 32712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 889-7577

Item 1. Changes in Control of Registrant

     Effective May 30, 2003, the Company acquired all of the issued and outstanding shares of common stock of LiquidGolf Corporation pursuant to that certain Agreement and Plan of Merger between the Company, LGC Acquisition Company, and LiquidGolf Corporation (the “Merger”). As a result of the Merger, the former stockholders of LiquidGolf Corporation became the controlling stockholders of the Company. Based on a total of 6,000,865 shares of common stock currently issued and outstanding, the former LiquidGolf Corporation stockholders beneficially own the following shares of the Company’s common stock as a group:

	Number of Shares of Common	Percentage
Group Of Stockholders	Stock (1)	Ownership (1)

Former LiquidGolf Corporation
Stockholders	5,784,162	96.4%

(1)	Excludes 2,540,000 warrants for the Company’s common stock held by former warrant holders of LiquidGolf Corporation.

     The following table shows, as of May 30, 2003, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding common stock of the Company, and (b) the common stock owned beneficially by the Company’s directors and executive officers:

	Shares beneficially owned

Name and Address	Number	Percent

Dwain Brannon(1)	250,332	4.17%
Ricardo Garcia de Paredes Carbone(2)	2,543	*

*	Represents less than 1% of the issued and outstanding common stock of the Company.

(1)	Mr. Brannon’s address is in care of LiquidGolf Holding Corporation, 1017 W. Orange Blossom Trail, Apopka, Florida 32712.

(2)	Mr. Carbone’s address is 12th Floor, World Trade Center, Panama, Republic of Panama.

     In connection with the Merger, the Company entered into an employment agreement with Mr. Brannon, a copy of which is attached to this Current Report as Exhibit 10.1.

     For additional information with respect to the Merger and the transactions contemplated thereunder, see the Company’s Revised Definitive Information Statement, SEC File Number 000-27131, filed April 28, 2003, a copy of which is attached to this Current Report as Exhibit 99.1.

Item 2. Acquisition or Disposition of Assets

     As a result of the Merger, the Company through its wholly owned subsidiary, acquired all of the issued and outstanding shares of LiquidGolf Corporation for 5,784,162 post reverse split shares of its own common stock. LiquidGolf Corporation markets and sells golf equipment, accessories and apparel to golfing consumers and golf industry businesses. It operates from a retail store located in Apopka, Florida, and via the Internet through an online golf community website with the URL of: www.liquidgolf.com. For additional information with respect to the Merger and the transactions contemplated thereunder, and for a copy of the Agreement and Plan of Merger, see the Revised Definitive Information Statement, SEC File Number 000-27131, filed April 28, 2003, a copy of which is attached to this Current Report as Exhibit 99.1.

Item 5. Other Events

     Effective January 23, 2003, the common stock of the company was reverse split on a 150-to-1 basis. As a result, on the opening of business on January 23, 2003, the 33,002,348 outstanding shares of common stock became approximately 220,016 outstanding shares, subject to rounding up of fractional shares. The reverse stock split was ratified by the stockholders on March 5, 2003.

     Effective June 2, 2003, the Company amended and restated its articles of incorporation to, among other things:

(a)	Change the name of the Company to LiquidGolf Holding Corporation; and

(b)	Increase the number of authorized shares from 666,666 shares to 100,000,000 shares.

     Effective June 9, 2003, the Company’s trading symbol was changed to LQDG.

     For additional information with respect to the reverse stock split and the amended and restated articles of incorporation, see the Revised Definitive Information Statement, SEC File Number 000-27131, filed April 28, 2003, a copy of which is attached to this Current Report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of the Business Acquired.

Incorporated by reference to the Company’s Revised Definitive Information Statement, SEC File Number 000-27131, filed April 28, 2003, a copy of which is attached to this Current Report as Exhibit 99.1.

(b)	Pro Forma Financial Information.

Incorporated by reference to the Company’s Revised Definitive Information Statement, SEC File Number 000-27131, filed April 28, 2003, a copy of which is attached to this Current Report as Exhibit 99.1.

(c)	Exhibits.

Exhibit	Description of Exhibit
No.

10.1	Employment Agreement between the Company and Dwain Brannon, dated May 29, 2003.
99.1	Revised Definitive Information Statement (Filed April 28, 2003, SEC File Number 000-27131 and incorporated herein by reference) .

Exhibit	Description of Exhibit
No.

99.2	Copy of Press Release filed by the Company in regards to the Merger, dated June 3, 2003.

Item 9. Regulation FD Disclosures

     Attached as Exhibit 10.1 to this Current Report is a copy of the Press Release filed by the Company in regards to the Merger.

SIGNATURE PAGE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDGOLF HOLDING CORPORATION

Dated June 16, 2003	By:	/s/ Dwain Brannon
Dwain Brannon Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Dwain Brannon, dated May 29, 2003.
99.1	Revised Definitive Information Statement (Filed April 28, 2003, SEC File Number 000-27131 and incorporated herein by reference) .
99.2	Copy of Press Release filed by the Company in regards to the Merger, dated June 3, 2003.

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